UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2007
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 514-1800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.
Explanatory Note: This Current Report on Form 8-K contains a description of mandatory convertible preferred stock that Mylan Inc. is offering pursuant to a Prospectus Supplement dated November 1, 2007 to our Prospectus dated February 20, 2007 (the “Prospectus”) that is part of our Registration Statement on Form S-3 (Registration No. 333-140778). This Current Report on Form 8-K is not an offer of such preferred stock, which offer is being made solely by means of such Prospectus Supplement. This Current Report on Form 8-K is being provided solely for purposes of incorporating such description into the Common Stock Prospectus Supplement dated November 1, 2007 to the Prospectus.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a summary of certain provisions of the proposed amendment to our amended and restated articles of incorporation for our     % mandatory convertible preferred stock (which we will refer to for purposes of this section as the “Convertible Preferred Stock”). A copy of the proposed amendment and the form of Convertible Preferred Stock share certificate are available upon request from us at the address set forth under “Where You Can Find More Information.” The following summary of the terms of Convertible Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the proposed amendment. As used in this section, the terms the “Company,” “us,” “we” or “our” refer to Mylan Inc. and not any of its subsidiaries.

General

Under our amended and restated articles of incorporation, our board of directors is authorized, without further shareholder action, to issue up to 5,000,000 shares of preferred stock, par value $0.50 per share, in one or more series, with such voting powers or without voting powers, and with such designations, and relative preferences, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. We have 4,700,000 shares of authorized preferred stock which are undesignated. We have 300,000 shares of preferred stock which are designated as Series A Junior Participating Preferred Stock, none of which are currently outstanding.

When issued, the Convertible Preferred Stock and any common stock issued upon the conversion of the Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Convertible Preferred Stock will have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or other securities of the Company of any class. The transfer agent, registrar, redemption, conversion and dividend disbursing agent for shares of both the Convertible Preferred Stock and common stock is American Stock Transfer and Trust Company.

Ranking

The Convertible Preferred Stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

•	senior to our common stock, our Series A Junior Participating Preferred Stock, if any, and to each other class of capital stock or series of preferred stock established after the original issue date of the Convertible Preferred Stock (which we will refer to as the “Issue Date”), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we will refer to collectively as “Junior Stock”);

•	on parity with any class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we will refer to collectively as “Parity Stock”); and

•	junior to each class of capital stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we will refer to collectively as “Senior Stock”).

Dividends

Holders of shares of Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of funds legally available for payment, cumulative dividends at the rate per

annum of     % per share on the liquidation preference thereof of $1,000.00 per share of Convertible Preferred Stock (equivalent to $           per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and our common stock. See “—Method of Payment of Dividends” below. Dividends on the Convertible Preferred Stock will be payable quarterly on February 15, May 15, August 15 and November 15 of each year up to and including the mandatory conversion date (as defined below), commencing February 15, 2008 (each, a “Dividend Payment Date”) at such annual rate, and shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date of the Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. For purposes hereof, a “dividend period” shall refer to a date commencing on and including a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on and including the Issue Date), and ending on and including the day immediately preceding the next succeeding Dividend Payment Date. Dividends will be payable to holders of record as they appear on our stock register on the first calendar day of the month in which a Dividend Payment occurs but only to the extent a dividend has been declared to be payable on such Dividend Payment Date (each, a “Record Date”). Any declaration by us of a dividend payable on any Dividend Payment Date shall be made prior to the first day of the calendar month in which such Dividend Payment Date shall occur. Accumulations of dividends on shares of Convertible Preferred Stock do not bear interest. Dividends payable on the Convertible Preferred Stock for any period other than a full dividend period (based upon the number of days elapsed during the period) are computed on the basis of a 360-day year consisting of twelve 30-day months. The initial dividend on the Convertible Preferred Stock for the first dividend period, assuming the issue date is          , 2007, is expected to be $           per share (based on the annual dividend rate of     % and a liquidation preference of $1,000.00 per share) and will be payable, if declared, on February 15, 2008. Each subsequent quarterly dividend on the Convertible Preferred Stock, when and if declared, will be $           per share (based on the annual dividend rate of     % and a liquidation preference of $1,000.00 per share), subject to adjustments for stock splits, contributions, reclassifications or other similar events involving our Convertible Preferred Stock as described below.

No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum or number of shares of common stock have been set apart for the payment of such dividend, upon all outstanding shares of Convertible Preferred Stock.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Convertible Preferred Stock, is limited by the terms of our outstanding indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Pennsylvania law. See “Risk Factors—Risks Related to our Mandatory Convertible Preferred Stock—We may not be able to pay cash dividends on the mandatory convertible preferred stock” contained in our [•]% Mandatory Convertible Preferred Stock Prospectus Supplement, dated November 1, 2007 (the “Preferred Stock Prospectus Supplement”).

Method of Payment of Dividends

All dividends (or any portion of any dividend) on the Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period, and including in connection with the payment of accrued, cumulated and unpaid dividends pursuant to the provisions described under “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount”), may, in our sole discretion, be paid:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and our common stock.

If we elect to make any such payment, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose, in the case of any dividend payment, or portion thereof, at 97% of the average daily closing price (as defined below) per share of our common stock on each of the five trading days of the dividend reference period. The “dividend reference period” shall be:

•	in the case of any payment of a dividend other than in connection with a conversion, the five consecutive trading days beginning on and including the seventh scheduled trading day immediately preceding the Dividend Payment Date for such dividend;

•	in the case of a payment of dividends upon a conversion on the mandatory conversion date, the five consecutive trading days ending on the second trading day immediately preceding the mandatory conversion date;

•	in the case of a payment of dividends upon a conversion pursuant to the provisions described under “—Conversion at the Option of the Holder,” the five consecutive trading days commencing on the third trading day immediately following the date on which we receive a notice of conversion from the holder; and

•	in the case of a payment of dividends upon a conversion pursuant to the provisions described under “—Conversion Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount,” the five consecutive trading days ending on the trading day immediately preceding the effective date of the cash acquisition.

If we make an election to pay any portion of such dividends in shares of our common stock,

•	in the case of any payment of a dividend other than in connection with a conversion, we will give the holders of Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in common stock at least 10 trading days prior to the Dividend Payment Date for such dividend;

•	in the case of a payment of dividends upon a conversion on the mandatory conversion date, we will give the holders of the Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in common stock 10 trading days prior to the mandatory conversion date, and we will deliver shares of our common stock and cash, if applicable, in respect of such payment on the mandatory conversion date;

•	in the case of a payment of dividends upon a conversion pursuant to the provisions described under “—Conversion at the Option of the Holder” we will give each converting holder of the Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in common stock no later than 2 trading days after we receive notice of conversion from such holder, and we will deliver shares of our common stock and cash, if applicable, in respect of such payment no later than the 8th trading day after the applicable early conversion date, subject to the provisions for accrued dividends described under “—Conversion at the Option of the Holder”;

•	in the case of a payment of dividends upon a conversion pursuant to the provisions described under “—Conversion Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount,” we will notify holders of any such election and the portion of such payment that will be made in common stock at least 20 days prior to the anticipated effective date of the cash acquisition, as described more fully under “—Conversion Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount,” and we will deliver shares of our common stock and cash, if applicable, in respect of such payment on the applicable conversion date; and

•	if you are a non-U.S. holder (as defined in “Certain United States Federal Income Tax Considerations” contained in the Preferred Stock Prospectus Supplement), dividends generally will be subject to U.S. federal income tax at a 30% or reduced treaty rate, as described more fully under “Certain United States Federal Income Tax Considerations — Tax Consequences to Non-U.S. Holders — Actual and constructive distributions” contained in the Preferred Stock Prospectus Supplement. We will withhold such U.S. federal income tax from amounts otherwise payable to you which, in the case of dividends paid in shares of common stock, we may do by withholding a portion of such shares for our transfer agent to sell on our behalf and by using the proceeds from those sales to pay such withholding tax.

If we do not provide notice of our election to pay any dividend, or a portion thereof, in common stock as described above, we will pay such dividend entirely in cash.

For purposes of this Description of Mandatory Convertible Preferred Stock, the following terms have the meanings set forth below:

The “closing price” of our common stock (or any other securities, cash or other property into which the Convertible Preferred Stock becomes convertible in connection with any reorganization event) on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange, or, if our common stock (or such other property) is not listed on the New York Stock Exchange, as reported by the principal national securities exchange on which our common stock (or such other property) is listed, or otherwise as provided in the certificate of designations for the Convertible Preferred Stock.

A “trading day” is any day on which (i) there is no market disruption event (as defined below) and (ii) the New York Stock Exchange is open for trading, or, if our common stock (or any other securities, cash or other property into which the Convertible Preferred Stock becomes convertible in connection with any reorganization event) is not listed on the New York Stock Exchange any day on which the principal national securities exchange on which our common stock (or such other property) is listed is open for trading, or, if the common stock (or such other property) is not listed on a national securities exchange, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

A “market disruption event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled trading day for our common stock (or any other securities, cash or other property into which the Convertible Preferred Stock becomes convertible in connection with any reorganization event) of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in our common stock (or such other property) or in any options, contracts or future contracts relating to our common stock (or such other property), and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

No fractional shares of common stock will be delivered to the holders of the Convertible Preferred Stock, but we will instead, at our option either (i) pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock or (ii) round up the number of shares of common stock to be issued to such holder to the next whole share. To the extent a shelf registration statement is required in connection with the issuance of or for resales of common stock issued as payment of a dividend, we will, to the extent such a registration statement is not currently filed and effective, use our reasonable best efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradeable without registration.

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any dividend payment exceed an amount equal to the total dividend payment divided by $           (representing approximately     % of the initial price, as defined below), subject to adjustment in the same manner as each fixed conversion rate as set forth under “—Anti-dilution Adjustments.” We refer to this provision as the “dividend cap”. To the extent we deliver the maximum number of whole shares of common stock equal to the dividend cap on the Convertible Preferred Stock with respect to which we have notified the holder that such dividends would be paid in shares of our common stock in accordance with the provisions set forth above, we will be deemed to have paid in full such amount of accrued, cumulated and unpaid dividends on such Convertible Preferred Stock. However, in our sole discretion, we may elect to pay any such deficiency resulting from the dividend cap in cash.

Unless all accrued, cumulated and unpaid dividends on the Convertible Preferred Stock for all past quarterly dividend periods shall have been paid in full (or are deemed to have been paid in full), we will not:

•	declare or pay any dividend or make any distribution of assets on any Junior Stock, other than dividends or distributions in the form of Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution;

•	redeem, purchase or otherwise acquire any shares of Junior Stock or pay or make any monies available for a sinking fund for such shares of Junior Stock, other than (A) upon conversion or exchange for other Junior Stock or (B) the purchase of fractional interests in shares of any Junior Stock pursuant to the conversion or exchange provisions of such shares of Junior Stock;

•	declare or pay any dividend or make any distribution of assets on any shares of Parity Stock, other than dividends or distributions in the form of Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution; or

•	redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such conversion or exchange.

When dividends are not paid in full upon the shares of Convertible Preferred Stock, as discussed above, all dividends declared on the Convertible Preferred Stock and any other Parity Stock shall be paid either (a) pro rata so that the amount of dividends so declared on the shares of Convertible Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Convertible Preferred Stock and such class or series of Parity Stock bear to each other or (b) on another basis that is at least as favorable to each holder of the Convertible Preferred Stock entitled to receive such dividends.

Redemption

The Convertible Preferred Stock will not be redeemable.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Convertible Preferred Stock will be entitled to receive and to be paid out of our assets available for distribution to our shareholders, before any payment or distribution is made to holders of Junior Stock (including our common stock), a liquidation preference in the amount of $1,000.00 per share of the Convertible Preferred Stock, plus accrued, cumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution. If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference of the Convertible Preferred Stock and all Parity Stock are not paid in full, the holders of the Convertible Preferred Stock and the Parity Stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and accrued, cumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and accrued, cumulated and unpaid dividends to which they are entitled, the holders of the Convertible Preferred Stock will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The certificate of designation will not contain any provision requiring funds to be set aside to protect the liquidation preference of the Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Convertible Preferred Stock will have no voting rights except as set forth below or as otherwise required by Pennsylvania law from time to time.

If dividends on the Convertible Preferred Stock are in arrears and unpaid for six or more quarterly periods (whether or not consecutive), the holders of the Convertible Preferred Stock, voting as a single class with any Parity Stock having similar voting rights that are exercisable, will be entitled at our next regular or special meeting of shareholders to elect two additional directors to our board of directors. Upon the election of any additional directors, the number of directors that comprise our board shall be increased by such number of additional directors. Such voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the Convertible Preferred Stock has been paid in full. At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Convertible Preferred Stock, or if a vacancy shall exist in the office of any such additional director, our board of directors may, and upon written request of the holders of record of at least 25% of the outstanding Convertible Preferred Stock addressed to the chairman of our board shall, call a special meeting of the holders of the Convertible Preferred Stock (voting separately as a class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable) for the purpose of electing the directors that such holders are entitled to elect. At any meeting held for the purpose of electing such a director, the presence in person or by proxy of the holders of at least a majority of the Convertible Preferred Stock shall be required to constitute a quorum of such Convertible Preferred Stock.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock and all other Parity Stock having similar voting rights that are exercisable, voting as a single class, in person or by proxy, at an annual meeting of our stockholders or at a special meeting called for such purpose, or by written consent in lieu of such meeting, will be required to alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of our amended and restated articles of incorporation or the certificate of designation if the amendment would amend, alter or affect the powers, preferences or rights of the Convertible Preferred Stock so as to adversely affect the holders thereof, including, without limitation, the creation of, increase in the authorized number of, or issuance of, shares of any class or series of Senior Stock. The certificate of designation will provide that the authorization of, the increase in the authorized amount of, or the issuance of any shares of any class or series of Parity Stock or Junior Stock will not require the consent of the holders of the Convertible Preferred Stock, and will not be deemed to adversely affect the powers, preferences or rights of the holders of the Convertible Preferred Stock.

The number of votes that each share of Convertible Preferred Stock and any Parity Stock participating in the votes described above shall have shall be in proportion to the liquidation preference of each such share.

Mandatory Conversion

Each share of the Convertible Preferred Stock, unless previously converted, will automatically convert on November 15, 2010 (the “mandatory conversion date”), into a number of shares of common stock equal to the conversion rate described below. In addition to the common stock issuable upon conversion of each share of Convertible Preferred Stock on the mandatory conversion date, holders will have the right to receive an amount equal to all accrued, cumulated and unpaid dividends on the Convertible Preferred Stock (in cash, common stock or a combination thereof as provided above under “—Method of Payment of Dividends”), whether or not declared prior to that date, for the then-current dividend period ending on the mandatory conversion date and all prior dividend periods (other than previously declared dividends on the Convertible Preferred Stock payable to holders of record as of a prior date), provided that we are legally permitted to pay such dividends at such time.

The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of Convertible Preferred Stock on the applicable conversion date (excluding shares of common stock, if any, issued in respect of accrued and unpaid dividends), will, subject to adjustment as described under “—Anti-dilution Adjustments” below, be as follows:

•	if the applicable market value (as defined below) of our common stock is equal to or greater than $ , which we call the “threshold appreciation price,” then the conversion rate will be shares of common stock per share of Convertible Preferred Stock (the “minimum conversion rate”), which is equal to $1,000.00 divided by the threshold appreciation price;

•	if the applicable market value of our common stock is less than the threshold appreciation price but greater than $ , which we call the “initial price,” then the conversion rate will be equal to $1,000.00 divided by the applicable market value of our common stock; or

•	if the applicable market value of our common stock is less than or equal to the initial price, then the conversion rate will be shares of common stock per share of Convertible Preferred Stock (the “maximum conversion rate”), which is equal to $1,000.00 divided by the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates, the initial price and the threshold appreciation price are each subject to adjustment as described under “—Anti-dilution Adjustments” below.

Accordingly, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value, the aggregate market value of the shares of common stock you receive upon conversion will be:

•	greater than the liquidation preference of the Convertible Preferred Stock, if the applicable market value is greater than the threshold appreciation price,

•	equal to the liquidation preference, if the applicable market value is less than or equal to the threshold appreciation price and greater than or equal to the initial price, and

•	less than the liquidation preference, if the applicable market value is less than the initial price.

“Applicable market value” means the average of the daily closing price per share of our common stock (or any other securities, cash or other property into which the Convertible Preferred Stock becomes convertible in connection with any reorganization event) on each of the 20 consecutive trading days ending on the third trading day immediately preceding the mandatory conversion date.

The initial price is $          . The threshold appreciation price represents an approximately     % appreciation over the initial price.

Conversion

Conversion into shares of common stock will occur on the mandatory conversion date, unless you have converted your shares of Convertible Preferred Stock prior to the mandatory conversion date in the manner described in “—Conversion at the Option of the Holder” or “—Conversion Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount.”

On the mandatory conversion date, if shares of Convertible Preferred Stock are held in certificated form and you have complied with some additional procedures set forth in the certificate of designation, certificates representing shares of our common stock will be issued and delivered to you or your designee upon presentation and surrender of the certificate evidencing the Convertible Preferred Stock.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the Convertible Preferred Stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Convertible Preferred Stock.

Conversion at the Option of the Holder

Other than during the cash acquisition conversion period (as defined below), holders of the Convertible Preferred Stock have the right to convert the Convertible Preferred Stock, in whole or in part, at any time prior to the mandatory conversion date, into shares of our common stock at the minimum conversion rate of           shares of common stock per share of Convertible Preferred Stock, subject to adjustment as described under “—Anti-dilution Adjustments” below.

In addition to the number of shares of common stock issuable upon conversion of each share of Convertible Preferred Stock at the option of the holder on any early conversion date, we will pay (in cash, common stock or a combination thereof as provided above under “—Method of Payment of Dividends”) an amount equal to all accrued, cumulated and unpaid dividends on such converted share(s) of Convertible Preferred Stock, whether or not declared prior to that date, for the portion of the then-current dividend period until the early conversion date and all prior dividend periods ending on or prior to the Dividend Payment Date immediately preceding the early conversion date; provided that we are then legally permitted to pay such dividends.

Notwithstanding the foregoing, in the case of a conversion that occurs during the period from 5:00 p.m., New York City time, on a Record Date for any dividend to 9:00 a.m., New York City time, on the following Dividend Payment Date:

•	the holder of record of the converted share(s) of Convertible Preferred Stock on such Record Date will receive such dividend on such Dividend Payment Date;

•	the holder who delivers such share(s) of Convertible Preferred Stock for conversion will receive any accrued, cumulated and unpaid dividends on such share(s), as described in the preceding paragraph, for all prior dividend periods ending on or prior to the next preceding Dividend Payment Date, but shall not be entitled to receive any accrued dividends for the portion of the then-current dividend period until the early conversion date; and

•	share(s) of Convertible Preferred Stock surrendered for conversion during such period must be accompanied by an amount in cash equal to (i) the dividend payable on the following Dividend Payment Date with respect to the share(s) so converted, minus (ii) the amount of accrued dividends for the portion of the then-current dividend period until the early conversion date.

Except as described above, upon any optional conversion of our Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on our Convertible Preferred Stock.

Conversion Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount

General.  If a cash acquisition (as defined below) occurs, we will provide for the conversion of shares of the Convertible Preferred Stock and a cash acquisition dividend make-whole amount (as defined below) by:

•	permitting holders to submit their shares of the Convertible Preferred Stock for conversion at any time during the period (the “cash acquisition conversion period”) beginning on the effective date of such cash acquisition (the “effective date”) and ending on the date that is 15 days after the effective date at the conversion rate (the “cash acquisition conversion rate”) specified in the table below; and

•	paying converting holders an amount equal to the sum of (a) any accrued, cumulated and unpaid dividends on their shares of the Convertible Preferred Stock plus (b) the present value of all remaining dividend payments on their shares of Convertible Preferred Stock through and including the mandatory conversion date, calculated as set forth below under “—Cash

Acquisition Dividend Make-Whole Payment” (subject to our ability to satisfy the make-whole amount by increasing the number of shares to be issued on conversion).

We will notify holders, at least 20 days prior to the anticipated effective date of such cash acquisition, of the anticipated effective date of such transaction. In addition, if we elect to deliver some or all of the amount of accrued, cumulated and unpaid dividends and the present value of all remaining dividend payments on your Convertible Preferred Stock through and including the mandatory conversion date, in shares of our common stock (as described below), such notice will indicate whether such amount will be payable in full in shares of our common stock or any combination of cash and shares of our common stock, and we will specify the combination in the notice.

Cash Acquisition Conversion Rate.  The following table sets forth the cash acquisition conversion rate per share of Convertible Preferred Stock for each hypothetical stock price and effective date set forth below:

Stock Price on Effective Date

Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2007
, 2008
, 2009
, 2010

A “cash acquisition” will be deemed to have occurred at such time after the original issuance of the Convertible Preferred Stock upon the consummation of any acquisition (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of us or any sale, lease or other transfer of the consolidated assets of ours and our subsidiaries) or a series of related transactions or events pursuant to which 90% or more of our common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on the New York Stock Exchange or quoted on the Nasdaq National Market.

The cash acquisition conversion rate will be determined by reference to the table above and is based on the effective date and the price (the “stock price”) paid per share of our common stock in such transaction. If the holders of our common stock receive only cash in the cash acquisition, the stock price shall be the cash amount paid per share. Otherwise the stock price shall be the average of the daily closing price per share of our common stock on each of the 10 consecutive trading days up to but not including the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of our Convertible Preferred Stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth under “—Anti-dilution Adjustments.”

The exact stock price and effective dates may not be set forth on the table, in which case:

•	if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the cash acquisition conversion rate will be determined by straight-line interpolation between the cash acquisition conversion rates set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $ per share (subject to adjustment as described above), then the cash acquisition conversion rate will be the minimum conversion rate, subject to adjustment as set forth under “—Anti-dilution Adjustments”; and

•	if the stock price is less $ per share (subject to adjustment as described above), then the cash acquisition conversion rate will be the maximum conversion rate, subject to adjustment.

Cash Acquisition Dividend Make-Whole Payment.  For any shares of Convertible Preferred Stock that are converted during the cash acquisition conversion period, in addition to the shares of common stock issued upon conversion, we must, in our sole discretion, either (a) pay you in cash, to the extent we are legally permitted to do so, the sum of (which we refer to as the “cash acquisition dividend make-whole amount”) (1) an amount equal to any accrued, cumulated and unpaid dividends on your shares of our Convertible Preferred Stock, whether or not declared (including the pro rata portion of the accrued dividend for the then current dividend period) and (2) the present value of all remaining dividend payments on your shares of Convertible Preferred Stock through and including the mandatory conversion date (excluding the pro rata portion of the accrued dividend for the then current dividend period), in each case, out of legally available assets, or (b) increase the number of shares of our common stock to be issued on conversion by an amount equal to the cash acquisition dividend make-whole amount, divided by the stock price (as defined above) of shares of our common stock; provided that, in no event shall we increase the number of shares of our common stock to be issued in excess of the amount equal to the cash acquisition dividend make-whole amount divided by $          , subject to adjustments in the same manner as each fixed conversion rate as set forth under “—Anti-dilution Adjustments.” To the extent we deliver the maximum number of whole shares of common stock required by clause (2) above, we will be deemed to have paid in full the cash acquisition dividend make-whole amount. However, in our sole discretion, we may elect to pay any such deficiency resulting from such cap in cash. We may make the election to pay cash or increase the number of shares of our common stock issued upon conversion, in whole or in part, as set forth in our cash acquisition notice described above. The present value of the remaining dividend payments will be computed using a discount rate equal to     %.

Our obligation to deliver shares at the cash acquisition conversion rate and pay the cash acquisition dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Fractional Shares

No fractional shares of our common stock will be issued to holders of our Convertible Preferred Stock upon conversion. In lieu of any fractional common share otherwise issuable in respect of the aggregate number of shares of our Convertible Preferred Stock of any holder that are converted, at our option, that holder will be entitled to receive either (i) an amount of shares rounded up to the next whole number of shares or (ii) an amount in cash (computed to the nearest cent) equal to the same fraction of:

•	in the case of mandatory conversion or an early conversion in connection with a cash acquisition, the average of the daily closing price per share of our common stock on each of the five consecutive trading days preceding the trading day immediately preceding the date of conversion; or

•	in the case of each early conversion at the option of a holder, the closing price per share of our common stock determined as of the second trading day immediately preceding the effective date of conversion.

If more than one share of our Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full common shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our Convertible Preferred Stock so surrendered.

Anti-dilution Adjustments

Each fixed conversion rate shall be adjusted from time to time as follows:

(i) If we issue common stock as a dividend or distribution on our common stock to all holders of our common stock, or if we effect a share split or share combination, each fixed conversion rate will be adjusted based on the following formula:

CR1	=	CR0 × OS1 / OS0
where
CR0	=	the fixed conversion rate in effect immediately prior to the adjustment relating to such event
CR1	=	the new fixed conversion rate in effect taking such event into account
OS0	=	the number of shares of our common stock outstanding immediately prior to such event
OS1	=	the number of shares of our common stock outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, each new fixed conversion rate shall be readjusted to the fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If we issue to all holders of our common stock any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase shares of our common stock, or if we issue to all holders of our common stock securities convertible into our common stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of common stock or a conversion price per share of common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, each fixed conversion rate will be adjusted based on the following formula:

CR1	=	CR0 × (OS0 + X) / (OS0 + Y)
where
CR0	=	the fixed conversion rate in effect immediately prior to the adjustment relating to such event
CR1	=	the new fixed conversion rate taking such event into account
OS0	=	the number of shares of our common stock outstanding immediately prior to such event
X	=	the total number of shares of our common stock issuable pursuant to such rights, warrants, options, other securities or convertible securities
Y	=	the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing prices of our common stock for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, our common stock at less than the applicable closing price of our common stock, and in determining the aggregate exercise or conversion price payable for such common stock, there shall be taken into account any consideration we receive for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of directors. If any right, warrant, option, other security or convertible security described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new fixed conversion rate shall be readjusted to the fixed conversion rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

Any adjustment made pursuant to this paragraph (ii) shall become effective on the date that is immediately after the date fixed for the determination of holders of our common stock entitled to receive such rights, warrants, options, other securities or convertible securities.

(iii) If we distribute capital stock, evidences of indebtedness or other assets or property of ours to all holders of our common stock, excluding:

(A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above,

(B) dividends or distributions paid exclusively in cash, and

(C) Spin-Offs described below in this paragraph (iii),

then each fixed conversion rate will be adjusted based on the following formula:

CR1	=	CR0 × SP0 / (SP0 − FMV)
where
CR0	=	the fixed conversion rate in effect immediately prior to the adjustment relating to such event
CR1	=	the new fixed conversion rate taking such event into account
SP0	=	the closing price (as defined below) of our common stock on the trading day immediately preceding the ex-dividend date for such distribution
FMV	=	the fair market value (as determined in good faith by our board of directors) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to each fixed conversion rate made pursuant to this paragraph shall be made successively whenever any such distribution is made and shall become effective on the date fixed for the determination of holders of our common stock entitled to receive such distribution for such distribution.

If we distribute to all holders of our common stock capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours (a “Spin-Off”), each fixed conversion rate in effect immediately before the close of business on the date fixed for determination of holders of our common stock entitled to receive such distribution will be adjusted based on the following formula

CR1	=	CR0 × (FMV0 + MP0) / MP0
where
CR0	=	the fixed conversion rate in effect immediately prior to the adjustment relating to such event
CR1	=	the new fixed conversion rate taking such event into account
FMV0	=	the average of the closing prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off
MP0	=	the average of the closing prices of our common stock over the first 10 consecutive trading days after the effective date of the Spin-Off.

An adjustment to each fixed conversion rate made pursuant to this paragraph will occur on the 10th trading day from and including the effective date of the Spin-Off; provided that in respect of any conversion within the 10 trading days immediately following and including the date of the Spin-Off, references with respect to the Spin-Off to “10 trading days” shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such Spin-Off and the conversion date in determining the applicable fixed conversion rate.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, each new fixed conversion rate shall be readjusted to be the fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If we pay or make any dividend or distribution consisting exclusively of cash to all holders of our common stock, each fixed conversion rate will be adjusted based on the following formula:

CR1	=	CR0 × SP0 / (SP0 − C)
where
CR0	=	the fixed conversion rate in effect immediately prior to the adjustment relating to such event
CR1	=	the new fixed conversion rate taking such event into account
SP0	=	the average of the closing prices of our common stock over the 10 consecutive trading-day period ending on the date fixed for determination of the holders of our common stock entitled to receive such dividend or distribution
C	=	the amount in cash per share that we distribute to holders of our common stock.

An adjustment to each fixed conversion rate made pursuant to this paragraph (iv) shall become effective on the date fixed for determination of the holders of our common stock entitled to receive such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, each new fixed conversion rate shall be readjusted to the fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

(v) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), each fixed conversion rate will be adjusted based on the following formula:

CR1	=	CR0 × (AC + (SP1 × OS1)) / (SP1 × OS0)
where
CR0	=	the fixed conversion rate in effect immediately prior to the adjustment relating to such event
CR1	=	the new fixed conversion rate taking such event into account
AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for our common stock purchased in such tender or exchange offer
OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires
OS1	=	the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)
SP1	=	the average of the closing prices of our common stock for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 trading days period commencing on the trading day next succeeding such expiration date, references to “10 consecutive trading days” shall be deemed replaced with such number of trading days as have elapsed between the expiration of such tender or exchange offer and the conversion date.

If the application of the foregoing formula would result in a decrease in a fixed conversion rate, no adjustment to such fixed conversion rate will be made. Any adjustment to a fixed conversion rate made pursuant to this paragraph (v) shall become effective on the date immediately following the determination of the average of the closing prices of our common stock for purposes of SP1 above. If we or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, each new fixed conversion rate shall be readjusted to be the fixed conversion rate that would be in effect if such tender or exchange offer had not been made.

If we have in effect a rights plan while any shares of Convertible Preferred Stock remain outstanding, holders of Convertible Preferred Stock will receive, upon a conversion of Convertible Preferred Stock, in addition to common stock, rights under our shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock. If the rights provided for in our rights plan have separated from our common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of Convertible Preferred Stock would not be entitled to receive any rights in respect of our common stock, if any, that we are required to deliver upon conversion of Convertible Preferred Stock, each fixed conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

No adjustment to the conversion rate need be made if holders may participate in the transaction that would otherwise give rise to such adjustment, so long as the distributed assets or securities the holders would receive upon conversion of the Convertible Preferred Stock—if such assets or securities are convertible, exchangeable, or exercisable—are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of the Convertible Preferred Stock.

The fixed conversion rates will not be adjusted upon certain events, including but not limited to:

•	the issuance of any of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common stock under any plan;

•	the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of ours;

•	the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

•	a change in the par value of our common stock;

•	accumulated and unpaid dividends or distributions; and

•	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock.

No adjustment in the conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion price. If the adjustment is not made because the adjustment does not change the conversion price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any conversion of Convertible Preferred Stock.

For U.S. federal income tax purposes, adjustments to a fixed conversion rate, or failures to make certain adjustments, that have the effect of increasing the beneficial owners’ proportionate interests in our assets or earnings may result in a taxable deemed distribution to the beneficial owners. See “Certain United States Federal Income Tax Considerations” contained in the Preferred Stock Prospectus Supplement.

In the event of:

•	any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person),

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets, or

•	any reclassification of our common stock into securities including securities other than our common stock,

each share of Convertible Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Convertible Preferred Stock into common stock immediately prior to such reorganization event. For purposes of the foregoing, the type and amount of consideration that a holder of Convertible Preferred Stock would have been entitled to receive as a holder of our common stock in the case of any reorganization event or other transaction that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. In such event, on the applicable conversion date, the applicable conversion rate then in effect will be applied to determine the amount and value of securities, cash or property a holder of one share of common stock would have received in such transaction (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such shares of Convertible Preferred Stock are actually converted). The applicable conversion rate shall be (a) the minimum conversion rate, in the case of an early conversion date (excluding for the avoidance of doubt, an early conversion in connection with a cash acquisition), and (b) determined based upon the definition of the conversion rate in the case of the mandatory conversion date, in each case, determined using the applicable market value of the exchanged property. Holders have the right to convert their shares of Convertible Preferred Stock early (and to receive additional shares of common stock) in the event of certain cash mergers as described above under “—Conversion Upon Cash Acquisition; Cash Acquisition Dividend Make-Whole Amount.”

In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of our shares (or issuance of rights or warrants to acquire our shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clauses of the definition of the conversion rate will apply on the conversion date.

Miscellaneous

We will at all times reserve and keep available out of the authorized and unissued common stock or shares of common stock held in treasury by us, solely for issuance upon the conversion of the Convertible Preferred Stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.
Date: November 13, 2007	By:	/s/ Edward J. Borkowski
Edward J. Borkowski
Executive Vice President and Chief Financial Officer